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                                                                  EXHIBIT 10.13

STATE OF MISSISSIPPI

COUNTY OF HARRISON

                             FIFTH LEASE AMENDMENT

         This Fifth Lease Amendment (the "Amendment") entered into between the State of Mississippi appearing herein by and through its duly authorized agencies. The MISSISSIPPI DEPARTMENT OF ECONOMIC AND COMMUNITY DEVELOPMENT and the MISSISSIPPI STATE PORT AUTHORITY AT GULFPORT, herein collectively referred to as LESSOR and GRAND CASINOS OF MISSISSIPPI, INC. - GULFPORT, hereinafter referred to as LESSEE.

         WHEREAS, on May 20, 1992 LESSOR and Grand Casinos, Inc. ("Grand") entered into that certain Lease Agreement ("Original Lease Agreement"); and

         WHEREAS, on December 14, 1992, LESSOR and Grand entered into that certain First Lease Amendment; and on February 2, 1993 LESSOR, Grand and LESSEE entered into that certain Second Lease Agreement with Consent to Assignment; and on February 9, 1994 entered into that certain Third Lease Amendment; and on June 3, 1994 entered into that certain Fourth Lease Amendment (the Original Lease as amended by the First, Second, Third and Fourth Amendments is hereinafter referred to as the "Lease Agreement") (all capitalized terms utilized herein and not separately defined herein shall have the meanings ascribed to them in the Lease); and

         WHEREAS, LESSOR and LESSEE are desirous of again amending said Lease in certain particulars.
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         NOW, THEREFORE for and in consideration of the mutual covenants and stipulations contained in the Lease and Amendments thereto, the parties do mutually contract and agree as follows:

         1.      ARTICLE I - LEASED PREMISES

                 The Parties agree that Article I Leased Premises is amended as follows:

         Delete: Parcel 6, Theater/Entertainment Complex.

         Insert: Parcel 6, Exhibit Hall/Convention Support Complex.

                 The remaining provisions of Article I remain unchanged and shall remain in full force and effect.

         2.      ARTICLE II - USE OF PREMISES

                 The first paragraph of Article II, [Use of Premises] remains unchanged and shall remain in full force and effect. The second paragraph as amended in the Second Lease Amendment remains unchanged and shall remain in full force and effect. The third paragraph inserted pursuant to the Third Lease Amendment shall be amended as follows:

                 LESSEE shall use Parcel 6 for non-gaming activities and thereon construct and begin operations, pursuant to the terms and conditions of the Lease Agreement, an Exhibit Hall/Convention Support Complex.

                 The remaining paragraphs in Article II remain unchanged and shall remain in full force and effect.

         3.      ARTICLE III - LEASEHOLD AND RELATED PAYMENTS

                 The first paragraph and subparagraph (1) of Article III Leasehold and Related Payments remain unchanged and shall remain in full force and effect. Subparagraphs (2) and (3) are amended to read as follows:





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                 (2)  (a)(i)  The annual Rental for gaming operations shall be
                 $800,000.00 ("Rental") plus five percent (5%) of the gross annual gaming revenues on the Vessels as defined in the Mississippi Gaming Control Act over $25,000,000.00 ("Percentage Rental").

                          (ii) The parties recognize that, pursuant to the Third Lease Amendment, LESSEE paid to LESSOR $1.7 Million as Advanced Rental on Parcel 6 for the fifty-one month period February 1, 1994 through April 30, 1998. The parties further recognize that, for the twenty-seven month period from February 1, 1994 through April 30, 1996, LESSEE has accrued rental on Parcel 6 and LESSOR has credited to the account of LESSEE the amount of $900,000.00, resulting in a remaining Unapplied Advanced Rental of $800,000.00 for the twenty-four month period May 1, 1996 through April 30, 1998 ("Unapplied Advanced Rental").

                          (iii) For the period JANUARY 1, 1996 THROUGH DECEMBER 31, 1996: If Percentage Rental shall total $5.8 Million or less, the Unapplied Advanced Rental shall be decreased by $400,000.00 and applied to the account of LESSEE; if Percentage Rental shall total between $5.8 Million and $6.2 Million, the Unapplied Advanced Rental shall be decreased by an amount equal to the difference between the Percentage Rental and $6.2 Million and applied to the account of LESSEE; if Percentage Rental shall total $6.2 Million or greater, the unapplied Advanced Rental shall not decrease and shall remain available for application to the account of LESSEE pursuant to (iv) and (v), infra.

                          (iv) For the period JANUARY 1, 1997 THROUGH DECEMBER 31, 1997: If Percentage Rental shall total $5.8 Million or less, the Unapplied Advanced Rental shall be decreased by $400,000.00 and applied to the account of LESSEE; if Percentage Rental shall total between $5.8 Million and $6.2 Million, the Unapplied Advanced Rental shall be decreased by an amount equal to the difference between the Percentage Rental and $6.2 Million and applied to the account of LESSEE; if Percentage Rental shall total $6.2 Million or greater, the Unapplied Advanced Rental shall not decrease and shall remain available for application to the account of LESSEE pursuant to (v), infra.

                          (v) For the period JANUARY 1, 1998 THROUGH DECEMBER 31, 1998 AND FOR EACH SUCCEEDING TWELVE





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                          MONTH PERIOD THEREAFTER:  If Percentage Rental shall
                          total $5.8 Million or less, LESSEE shall pay to LESSOR an additional $400,000.00; if Percentage Rental shall total between $5.8 Million and $6.2 Million, LESSEE shall pay to LESSOR an additional amount equal to the difference between the Percentage Rental and $6.2 Million Dollars. In the event the Unapplied Advanced Rental is not decreased to zero dollars by December 31, 1997 pursuant (iii) and (iv), supra, the Unapplied Advanced Rental shall be decreased by $33,333.00 or so much of said amount as may be available as Unapplied Advanced Rental and credited to the account of LESSEE for each month that LESSEE is required under this Lease Agreement to pay Percentage Rental. If for any month LESSEE is required under this Lease Agreement to pay Percentage Rental of less than $33,333.00, the Unapplied Advanced Rental shall be decreased and the account of LESSEE credited no more than the amount of Percentage Rental due from LESSEE. At such time as Unapplied Advanced Rental is reduced to zero dollars, no further deceases nor credits shall be applied.

                 (b) In addition to the Rental and Percentage Rental set forth above, LESSEE shall also pay monthly to LESSOR three percent (3%) of the gross monthly revenues on all other activities conducted by LESSEE, and/or its assignees or sublessees or any other persons on the Leased Premises, including activities conducted on Parcel 6, or on the vessels ("Additional Percentage Rental"), except on rental revenues generated in the operation of the Ice House. In-house transfers which are presented for payment through internally generated transactions shall be exempt from the 3% gross monthly fees.

                 (c) Notwithstanding any provision in the Lease Agreement apparently to the contrary "gross monthly rentals" with respect to the Hotel shall not include (a) uncollected or uncollectible credit accounts, (b) cash refunds, credits or exchanges if the price of the goods, services, use or occupancy related thereto was originally included in gross monthly revenues, (c) any sums collected for any sales, excise, use or other tax, (d) insurance proceeds, (e) any condemnation award or proceeds from the sale in lieu of condemnation, (f) any sums received pursuant to the cancellation of this Lease Agreement pursuant to Article XIV hereof, (g) the rental of any tenant, lessee or concessionaire of Hotel Partnership or its successors or assigns,(h) proceeds from the sale of fixtures, furnishings, equipment or machinery after use thereof (i)





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                 the amount of any discount on sales to employees, guests or affiliates, and (j) merchandise, services or use or occupancy of the Hotel Premises transferred or permitted without compensation to employees, customers, affiliates, charities or for promotional purposes, provided however, said "complimentary transactions" shall not exceed five percent (5%) of gross revenues in any calendar year.

                 (d) The Rental shall be paid by LESSEE, in advance, in equal monthly installments of $66,667.00, each on the first day of every month during the lease year. For each month, a calculation of the Percentage Rental, as defined herein, and the Additional Percentage Rental, as defined herein, will be made and the additional rental paid on or before the 20th day of the next month. For such calculation, LESSEE is to submit on or before the 20th day of each month a copy of the monthly revenue reports submitted to the State Tax Commission showing gross gaming revenues as defined by Mississippi Gaming Control Act of 1990, and a report of all other gross monthly revenues from all other activities conducted on the Vessels and the Leased Premises, along with a calculation of the additional rental due, if any. LESSEE shall provide to LESSOR reasonable access at reasonable times and places to all financial books and records related to the operations contemplated under this Lease regardless of the location of such books and records. Upon reasonable advance notice, LESSEE shall provide reasonable access to all financial books and records of LESSEE's entire operations. LESSEE's entire operations include all activities conducted on the Vessels and the Leased Premises by any person or corporation and the other activities of LESSEE or its affiliated persons or corporations wherever located. Affiliated shall mean a person or corporation who owns ten percent (10%) or more of the common stock of LESSEE or a corporation in which LESSEE owns ten percent (10%) or more of the common stock, or any person or corporation that can exert control over LESSEE or that LESSEE can exert control over or any person or corporation closely connected or associated with LESSEE or dependent upon or subordinate to LESSEE. LESSEE shall furnish within three (3) months after the end of LESSEE's fiscal year, a certified audit of all activities conducted on the Vessels and the Leased Premises during that year. LESSOR will accept an annual audit by an independent Certified Public Accountant auditor at LESSEE's expenses. If LESSOR has good reason to question the audit, then the LESSOR shall have the right to audit the books. If there is any material discrepancy in the financial information reported in the initial audit, then the cost of such audit will be borne by LESSEE.





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         (3)  LESSEE shall complete construction and begin operation of the
         Exhibit Hall/Convention Support Complex no later than May 1, 1998. Notwithstanding anything contained herein to the contrary, in the event that LESSEE shall be delayed or hindered in or prevented from completing the Exhibit Hall/Convention Support Complex by May 1, 1998 by reason of strikes, lockouts, material, riots, insurrection, war, Act of God, or other reasons of a like nature beyond the reasonable control of LESSEE, then such construction period shall be extended for a period equivalent to the period of such delay

         4.      ARTICLE XI - IMPROVEMENTS BY LESSEE

                 The following shall be inserted immediately after paragraph
(1) (D) of Article XI:

                 (E)      Parcel 6:

                          (i)     Before commencement of construction of the
Exhibit Hall/Convention Support Complex, LESSEE shall obtain LESSOR's written approval for commencement of construction pursuant to (2), infra.

                          (ii)    At least twenty-five (25) days prior to
commencement of construction, LESSEE shall conduct and provide to LESSOR a Traffic Circulation study and Plan which shall include traffic counts and projections for traffic volumes at the intersection of U.S. Highway 90 and 30th Avenue and along the 30th Avenue Extension. LESSOR shall approve or disapprove the Plan within ten (10) days after LESSOR's receipt of the Plan. The Plans shall propose specific traffic mitigation measures to reduce impacts on Port related traffic, including trucks to and from West Pier and vehicles to and from the Port of Gulfport's Commercial Small Craft Harbor. All approved mitigation measures shall be completed and implemented prior to commencement of operation of the Exhibit Hall/Convention support Complex. By January 1 of each





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year, LESSEE shall submit to LESSOR updated and revised traffic volumes and projections.

         5. All references to Theater/Entertainment Complex or Entertainment/Theater Complex throughout the Lease Agreement and Exhibits shall now be considered as references to Exhibit Hall/Convention Support Complex.

         All other terms and conditions in the Lease Agreement which have not been amended herein remain unchanged and shall remain in full force and effect.

         WITNESS OUR SIGNATURES this the 8th day of     July   , 1996.

                                        LESSOR:

                                        MISSISSIPPI DEPARTMENT OF ECONOMIC
         ATTEST:                        AND COMMUNITY DEVELOPMENT

                                        BY: /s/ James B. Heidel
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                                                JAMES B. HEIDEL
                                                EXECUTIVE DIRECTOR

                                        MISSISSIPPI STATE PORT AUTHORITY
         ATTEST:                        AT GULFPORT

/s/ Sylvia D. Garriga                   BY: /s/ Dalton McGuire
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                                                DALTON MCGUIRE, PRESIDENT

                                        LESSEE:

                                        GRAND CASINOS OF MISSISSIPPI,
         ATTEST:                        INC. - GULFPORT

/s/ Pamela J. Zahn                      BY: /s/ Thomas J. Brosig
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                                        ITS: President
                                            -----------------------------------




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